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                                                                    Exhibit 23.1





                          Independent Auditors' Consent

The Board of Directors and Stockholders
Advanced Energy Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-37378, 333-47114, 333-72748, 333-87720, and 333-110534) on Form S-3
and the registration statements (Nos. 333-01616, 333-04073, 333-46705,
333-57233, 333-65413, 333-79425, 333-79429, 333-62760, 333-69148, 333-69150,
333-87718, 333-105365, 333-105366, and 333-105367) on Form S-8 of Advanced
Energy Industries, Inc. of our report dated February 20, 2004, with respect to the consolidated balance sheets of Advanced Energy Industries, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows, and the related financial statement schedules, for each of the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Advanced Energy Industries, Inc.

Our report dated February 20, 2004 contains an explanatory paragraph relating to the fact that effective January 1, 2002 the Company adopted Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets.

Our report dated February 20, 2004 contains an explanatory paragraph relating to the fact that effective January 1, 2003, Advanced Energy Industries, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.

Our report dated February 20, 2004 contains a paragraph relating to the fact that the consolidated financial statements of Advanced Energy Industries, Inc. and subsidiaries for the year ended December 31, 2001 were audited by other auditors who have ceased operations. As described in Note 1 to the consolidated financial statements, those consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of Advanced Energy Industries, Inc. and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

                                          /s/  KPMG LLP


Denver, Colorado
February 20, 2004